                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): June 6, 2002




                              INLAND RESOURCES INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






       Washington                 0-16487                     91-1307042
------------------------   ---------------------   ---------------------------------
(State of incorporation)   (Commission File No.)   (IRS Employer Identification No.)





               410 17TH STREET, SUITE 700, DENVER, COLORADO 80202
           ----------------------------------------------------------
           (Address of principal execute offices, including zip code)







                                 (303) 893-0101
              ----------------------------------------------------
              (Registrant's telephone number, including area code)






                                       1
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ITEM 5.  OTHER EVENTS.


         Inland Resources Inc. (the "Company") reported in its Form 10-Q for the quarter ended March 31, 2002 that it did not meet one of the financial covenants in its Credit Agreement with Fortis Capital Corp. and was therefore in default, reclassifying the full amount of the liability as a current liability. On June 6, 2002, the Company entered into the Second Amendment to Third and Restated Credit Agreement, pursuant to which the Debt to EBITDA Ratio was amended and the default waived. Under the amendment, such ratio must be equal to or less than
4.75 to 1.00 for the quarter ending June 30, 2002, 4.35 to 1.00 for the quarter ending September 30, 2002, and 3.75 to 1.00 for each quarter thereafter. The Company's indebtedness under the Fortis Credit Agreement has been restored to long term debt.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Not applicable.

(b)       Not applicable.

(c)       Exhibits.  The following exhibit is being filed herewith:

    4.1.5 Second Amendment to Third Amended and Restated Credit Agreement.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 7, 2002

                                                    INLAND RESOURCES INC.



                                                    By: /s/ Marc MacAluso
                                                       -------------------------
                                                       Marc MacAluso,
                                                       Chief Executive Officer






                                       2
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                                 EXHIBIT INDEX


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
Exhibit No.                       Description
-----------                       -----------
  4.1.5         Second Amendment to Third Amended and Restated Credit Agreement.
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